Exhibit (C)(2)

Preliminary Draft – Confidential Jefferies LLC Member SIPC The information provided in this document, including valuation discussions, represents the views of Jefferies Investment Banking. There is no assurance that the views expressed herein will be consistent with the views expressed by Jefferies Research or its Analysts. Nothing in this document should be understood as a promise or offer of favorable research coverage. Project FREEDOM Preliminary Materials for Discussion April 2023 / Confidential

Preliminary Draft – Confidential Jefferies LLC / April 2023 Summary of Outreach to Date FREEDOM & VICTORY Interested / Sent NDA: 5 11 Parties Contacted 0 Parties in Process Contacted Parties (11) Interested / Sent NDA: 2 7 Parties Contacted 0 Parties In Process VICTORY Only VICTORY Only (7) 5 Parties Passed 6 Parties Passed Parties interested in / have received NDA Brandon Short 1

Preliminary Draft – Confidential Jefferies LLC / April 2023 FREEDOM FREEDOM Illustrative VICTORY Purchase Price ($Millions) Status Quo(1) Pro Forma $900 $1,000 $1,100 $1,200 $1,300 $1,400 Implied Purchase Price Multiple (2) 7.0x 7.8x 8.6x 9.4x 10.2x 10.9x Less: Management Incentive Units Payoff (3) (98) (109) (120) (131) (142) (153) Less: Taxes (4) (152) (173) (194) (215) (236) (257) Net Sale Proceeds $650 $718 $786 $854 $922 $990 Implied Net Purchase Price Multiple (2) 5.1x 5.6x 6.1x 6.7x 7.2x 7.7x Debt Paydown ($650) ($718) ($786) ($854) ($922) ($990) LTM Q2 2023 Pro Forma Net Debt(5) $1,391 $741 $673 $605 $537 $469 $401 Time Period Bank Adj. EBITDA Leverage Ratio(6) Bank Adj. EBITDA Post Transaction Leverage Ratio (6) LTM Q2 2023 $351 3.97x $216 3.44x 3.12x 2.81x 2.49x 2.18x 1.86x FREEDOM FREEDOM FY 2023 FY 2023 ($Millions) Status Quo Pro Forma(7) Required Pro Forma Multiple to Maintain Unaffected Stock Price(8) Revenue $4,227 $2,979 13.4x 12.9x 12.4x 11.9x 11.4x 10.9x Adjusted EBITDA 269 134 % Margin 6.4% 4.5% Free Cash Flow(9) $221 $96 Sale of VICTORY Impact – Pro Forma Leverage Ratio Could Restore Ability to Pay Dividend Source: Consolidated Long-Range Plan (“the “LRP”) provided by FREEDOM management on April 13, 2023. (1) FREEDOM status quo based of LTM Q2 2023 figures per the LRP. (2) Based on VICTORY LTM Q2 2023 Adjusted EBITDA of $127.9 million (includes executive severance and related costs, litigation costs and settlements, right-of-use asset impairment and sale of owned properties). (3) Based on 11% of exit event proceeds minus transaction costs of $35.0 million plus company value of $21.9 million as defined by the Management Incentive Unit plans provided by FREEDOM management. (4) Corporate tax gains rate of 21% applied to pre-tax sales proceeds in excess of asset tax basis of $175.3 million. (5) Net Debt is calculated as net of up to $150 million of unrestricted cash and cash equivalents. (6) Leverage ratio is calculated as Net Debt / Adjusted Bank EBITDA. (7) Reflects pro forma company after divestiture of VICTORY. (8) Calculated as FREEDOM enterprise value as of April 12, 2023, minus net proceeds over pro forma adjusted EBITDA. (9) Free cash flow calculated as Adjusted EBITDA less CapEx. vs. Unaffected multiple of 6.5x consensus and implied current multiple of 9.1x as per the LRP A VICTORY divestiture, net of transaction tax leakage and MIP pay out, has the potential to restore dividend related covenant compliance Restricted Payments Covenant – 2.81x 2

Preliminary Draft – Confidential Jefferies LLC / April 2023 FREEDOM FREEDOM Illustrative VICTORY Purchase Price ($Millions) Status Quo Pro Forma $900 $1,000 $1,100 $1,200 $1,300 $1,400 Implied Purchase Price Multiple (1) 7.0x 7.8x 8.6x 9.4x 10.2x 10.9x Less: Management Incentive Units Payoff (2) (98) (109) (120) (131) (142) (153) Less: Taxes (3) (152) (173) (194) (215) (236) (257) Net Sale Proceeds $650 $718 $786 $854 $922 $990 Implied Net Purchase Price Multiple (1) 5.1x 5.6x 6.1x 6.7x 7.2x 7.7x Debt Paydown ($650) ($718) ($786) ($854) ($922) ($990) Pro Forma Net Debt (4) LTM Q2 2023 $1,391 $741 $673 $605 $537 $469 $401 LTM Q3 2023 1,391 740 672 604 536 468 400 FY 2023 1,390 740 672 604 536 468 400 LTM Q1 2024 1,383 732 664 596 528 460 392 Status Quo Pro Forma Time Period Bank Adj. EBITDA Leverage Ratio(5) Bank Adj. EBITDA Post Transaction Leverage Ratio (5) LTM Q2 2023 $351 3.97x $216 3.44x 3.12x 2.81x 2.49x 2.18x 1.86x LTM Q3 2023 $329 4.23x $197 3.76x 3.42x 3.07x 2.73x 2.38x 2.04x FY 2023 $292 4.76x $157 4.73x 4.29x 3.86x 3.42x 2.99x 2.55x LTM Q1 2024 $316 4.37x $176 4.17x 3.78x 3.39x 3.01x 2.62x 2.23x Sale of VICTORY Impact – Pro Forma Leverage Ratio Could Restore Ability to Pay Dividend Source: Consolidated Long-Range Plan (“the “LRP”) provided by FREEDOM management on April 13, 2023. (1) Based on VICTORY LTM Q2 2023 Adjusted EBITDA of $127.9 million (includes executive severance and related costs, litigation costs and settlements, right-of-use asset impairment and sale of owned properties). (2) Based on 11% of exit event proceeds minus transaction costs of $35.0 million plus company value of $21.9 million as defined by the Management Incentive Unit plans provided by FREEDOM management. (3) Corporate tax gains rate of 21% applied to pre-tax sales proceeds in excess of asset tax basis of $175.3 million. (4) Net Debt is calculated as net of up to $150 million of unrestricted cash and cash equivalents. (5) Leverage ratio is calculated as Net Debt / Adjusted Bank EBITDA. A VICTORY divestiture, net of transaction tax leakage and MIP pay out, has the potential to restore dividend related covenant compliance at certain valuations Restricted Payments Covenant – 2.81x 3